6






             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT


              Pursuant to Section 13 or 15 (d)
           of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                        May 27, 1998


                COMMUNITY TRUST BANCORP, INC.
   (Exact name of registrant as specified in its charter)

     Kentucky             0-11129            61-0979818
     (State or other    (Commission       (IRS Employer
     jurisdiction of    File Number)     Identification
     incorporation)                           No.)

     208 North Mayo Trail
     Pikeville, Kentucky                          41501
     (Address of principal executive offices)   (Zip Code)

     Registrant's telephone number, including area code:
(606) 432-1414

                       Not Applicable
     (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     Community Trust Bancorp, Inc. and PNC Bank Corp.
announced that their subsidiaries, Community Trust Bank, NA and PNC Bank, NA have reached a definitive agreement for Community Trust Bank, NA to purchase five branches in Central Kentucky from PNC Bank, NA.

     See Exhibit 1.

                         Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             Community Trust Bancorp, Inc.




May 29, 1998                 By: Burlin Coleman
                             Burlin Coleman
                             President and
                             Chief Executive Officer

                      INDEX TO EXHIBITS


Exhibit                                       Sequentially Numbered Pages

1         Community Trust Bancorp, Inc.                5-6
          Press Release dated May 27, 1998

FOR IMMEDIATE RELEASE
MAY 27, 1998

CONTACT:
BURLIN COLEMAN, CHAIRMAN,
COMMUNITY TRUST BANK, NA,
606-437-3276

OR

DONN DUNKER, PUBLIC RELATIONS OFFICER
PNC BANK, NA
502-581-3134

COMMUNITY TRUST BANK, NA TO PURCHASE FIVE PNC BANK BRANCHES
IN CENTRAL KENTUCKY

Community Trust Bancorp, Inc. (NASDAQ: CTBI) and PNC Bank Corp, (NYSE: PNC) today announced that their banking subsidiaries, Community Trust Bank, NA and PNC Bank, NA, have reached a definitive agreement for Community Trust Bank to purchase five branches in Central Kentucky from PNC Bank.

The agreement includes the purchase of PNC Bank branch facilities, and related deposits, consumer loans and business banking relationships for the following locations:
Main Office, Harrodsburg (Mercer County); Main Office and
Eastern By-Pass Office, Richmond (Madison County); Main
Office and Winchester Plaza Office, Winchester (Clark
County).

PNC Bank will retain its large corporate, credit card, trust, merchant services, mortgage and brokerage relationships in Mercer, Madison, and Clark counties. It will also continue to operate four branch offices in Lexington.

Community Trust Bank will acquire approximately $195 million in deposits, and $50 million in consumer and business loans along with related fixed assets, leases, safe deposit box business and other agreements.

The transaction, subject to regulatory approval, is expected to close by late September 1998.

"This acquisition is `in market' for Community Trust Bank and contributes significantly to our continuing growth and strategies in central Kentucky," said Burlin Coleman, Chairman of Community Trust Bank. "It enhances our current market share and makes our entire system more convenient for our customers. Community Trust Bank currently operates branches in Wal-Mart Super Centers in Winchester and Berea. All employees of the five branches will be offered employment at Community Trust Bank, and we will work closely with them to continue providing customers the high level of service they've come to expect."

Community Trust Bank is the lead bank of Community Trust
Bancorp, Inc., headquartered in Pikeville, Kentucky. With assets of $1.8 billion, it operates 56 banking locations within its markets in Central and Eastern Kentucky.
Community Trust Bancorp, Inc. recently announced an agreement to acquire seven Bank One branches in West
Virginia with deposits of approximately $220 million. This transaction is expected to close on June 26, 1998.

PNC Bank officers said the transaction with Community Trust
Bank is part of its strategy to concentrate on certain core businesses in Central Kentucky.

"The Bluegrass region remains very important to PNC Bank, strategically," said President Michael N. Harreld. "Our strengths in the Bluegrass region have always been in our corporate banking and private banking activities. This transaction allows us to concentrate on these traditional strengths."

PNC Bank Corp., headquartered in Pittsburgh, is one of the largest diversified financial services organizations in the United States. Its major businesses include consumer banking, corporate banking, private banking, mortgage banking, secured lending and asset management.